UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In October 2007, The Northern Trust Company (“Northern Trust”), as a member bank of Visa U.S.A. Inc. (“Visa U.S.A.”) received shares of restricted stock in Visa Inc. (“Visa”) as a result of its participation in the global restructuring of Visa U.S.A., Visa Canada Association, and Visa International Service Association in preparation for an initial public offering by Visa. Northern Trust and other Visa U.S.A. member banks are obligated to share in potential losses resulting from certain indemnified litigation involving Visa. As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Northern Trust on November 13, 2007, Visa announced on November 7, 2007 the settlement of the litigation that involved American Express, and accordingly, Northern Trust recorded a charge of $50 million for its proportionate share of this settlement.

We understand that the SEC provided further guidance in December 2007 on the accounting treatment for the contingent obligation to indemnify Visa under its bylaws (as those bylaws were modified at the time of the Visa restructuring on October 3, 2007), for potential losses arising from indemnified litigation that has not yet settled, clarifying that a member bank such as Northern Trust must recognize its obligation at its estimated fair value. While the estimation of any potential losses is highly judgmental, Northern Trust has recorded in the fourth quarter of 2007 an additional liability and corresponding expense of $100 million pre-tax for the remaining litigation. This results in a total Visa litigation related accrual of $150 million and a reduction in fourth quarter net income of $94.2 million, or $.42 per diluted common share.

Visa has previously stated that payments related to the above litigation matters will be funded from an escrow account to be established with a portion of the proceeds from its planned initial public offering. Northern Trust continues to expect that its proportional share of the proceeds of the planned initial public offering by Visa will more than offset any liabilities related to Visa litigation.

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This report may include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2006 Financial Annual Report to Shareholders,

including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this report are based on information available at the time of the report, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION (Registrant)

Date: January 11, 2008	By:	/s/ Steven L. Fradkin
Steven L. Fradkin
Executive Vice President and Chief Financial Officer